NEWS RELEASE

                                                                        AEROFLEX


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------
FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:
- ------------------
Michael Gorin
Vice Chairman and Chief Financial Officer
(516) 694-6700


                              AEROFLEX INCORPORATED
               REPORTS FIRST QUARTER FISCAL 2005 OPERATING RESULTS

              SALES INCREASED 43% FROM PRIOR YEAR TO $109.2 MILLION
                   PRO FORMA INCOME FROM CONTINUING OPERATIONS
                    OF $7.7 MILLION OR $.10 PER DILUTED SHARE
                    GAAP INCOME FROM CONTINUING OPERATIONS OF
                     $6.4 MILLION OR $.08 PER DILUTED SHARE

PLAINVIEW,  NEW YORK, NOVEMBER 8, 2004 -- Aeroflex  Incorporated (Nasdaq Symbol:
ARXX), a leading designer, developer and manufacturer of automated testing solutions and microelectronics for the aerospace, defense and broadband communications markets, today announced operating results for its first quarter ended September 30, 2004.

Net sales from continuing operations for the first quarter ended September 30, 2004 were $109.2 million, compared with $76.1 million for the same period of last year, representing an increase of 43%. The Company reported income from continuing operations for the first quarter ended September 30, 2004 of $6.4 million, or $.08 per diluted share, versus income from continuing operations of $962,000, or $.02 per diluted share, in the same period of last year.

On a pro forma basis, for the quarter ended September 30, 2004, after tax income from continuing operations was $7.7 million, or $.10 per diluted share, excluding a pre-tax charge of $2.1 million for amortization of acquired intangibles. On a pro forma basis, for the quarter ended September 30, 2003, after tax income from continuing operations was $3.8 million, or $.06 per diluted share, excluding pre-tax charges of:

     o $3.1 million for a write-off of in-process research and development related to the Company's acquisitions and

     o    $1.3 million for amortization of acquired intangibles.

The pro forma results are a supplement to financial statements based on GAAP. The Company uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into its underlying operating results. A full reconciliation between the pro forma and GAAP results from continuing operations is included in the accompanying financial data.

The highlights of the company's year-over-year financial performance from continuing operations for the first quarter of fiscal 2005 are as follows:

     o Net sales increased 43% to a first quarter record $109.2 million from $76.1 million. If our acquisitions of RIWS, MCE and Celerity were completed as of the beginning of last year's first quarter, the year-over-year sales increase would have been 23%.
     o Gross profit margins were a first quarter record 47.0% compared to 44.4% last year.
     o   Pro forma operating  margins reached 11.0%, compared to 7.9% last year.
     o The Company completed the sale of its thin film manufacturing subsidiary in September, 2004 for $8.8 million and utilized most of the proceeds to pay off certain equipment lease obligations.

"As has been widely reported, the economic recovery, which started last year, has hit a soft patch which has affected our first quarter sales growth and is expected to impact our second quarter," said Michael Gorin, Vice Chairman and CFO. "First quarter sales fell $4 to $5 million short of our expectations principally due to the shortfall attributed to shipments of our FS1000 frequency synthesizer to our semiconductor test customer. However, unlike 2001, when it took our customer several years to work through its inventory of our product, we believe that their current inventory levels are closely aligned with their expected shipments and, therefore, the sales impact will be short term. In spite of the sales shortfall, we were able to exceed our targeted gross and operating margins.

"Based upon inputs from certain key customers, we expect to see a stronger second half of our fiscal year."

SECOND QUARTER FISCAL 2005 BUSINESS OUTLOOK
- -------------------------------------------

Our estimate of operating results for the December 2004 quarter is as follows:

o    Net sales are expected to be in the range of $109 to $110 million.

o    Gross profit margins are expected to be approximately 47% of sales.

o    S,G&A costs are expected to be approximately 22% to 23% of sales.

o    R&D costs are anticipated to be approximately 13% to 14% of sales.

o Amortization of acquired intangibles is expected to be approximately $.02 per diluted share.

o Using a share count of 76.5 million shares and an expected income tax rate of 37%, we anticipate pro forma earnings from continuing operations per diluted share of $.10. Pro forma earnings exclude amortization of acquired intangibles. GAAP earnings per diluted share are anticipated to be $.08.

Our conference call discussing first quarter results is scheduled for 9:00 a.m. (New York time) on November 9, 2004 and can be accessed by dialing 1-800-299-0148 in the United States and by dialing 617-801-9711 outside of the United States. The participant passcode is 94884141. There will be a replay of the conference call starting one hour after the meeting's conclusion. This replay will be available for seven days. The replay can be accessed by dialing 1-888-286-8010 within the United States and by dialing 617-801-6888 outside of the United States. The access code for both telephone numbers is 42647326. This call is being webcast by CCBN and can be accessed at Aeroflex's website at www.aeroflex.com. This webcast will be archived on that site for one year. In conjunction with this conference call, the Company has also posted on its website certain financial information on its first quarter results.

ABOUT AEROFLEX
- --------------
Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets. The Company's diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company's common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company's Web site: www.aeroflex.com.

All statements other than statements of historical fact included in this press release regarding Aeroflex's financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex's management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, the divestiture of the shock and vibration control device manufacturing business, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties and general economic conditions. Such statements reflect our current views with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex's financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.




                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 For    the    Quarter    Ended    (Unaudited)
                                           -------------------------------------------------------
                                             9/30/04       9/30/04      9/30/03        9/30/03
                                              (GAAP)     (Pro forma)     (GAAP)      (Pro forma)

NET SALES                                   $ 109,183    $ 109,183     $  76,093      $  76,093
  Cost of sales                                57,851       57,851        42,301         42,301
                                            ---------    ---------     ---------      ---------
GROSS PROFIT                                   51,332       51,332        33,792         33,792
                                            ---------    ---------     ---------      ---------
  Selling, general and administrative
    costs                                      24,767       24,767        17,912         17,912
  Research and development costs               14,544       14,544         9,865          9,865
  Amortization of acquired intangibles          2,060            -         1,340             -
  Acquired in-process research and
    development costs                               -            -         3,120             -
                                            ---------    ---------     ---------     ---------
  Total operating costs                        41,371       39,311        32,237        27,777
                                            ---------    ---------     ---------     ---------

OPERATING INCOME                                9,961       12,021         1,555         6,015
                                            ---------    ---------     ---------     ---------

Other expense (income)
  Interest expense                                260          260           320           320
  Other expense (income)                         (424)        (424)         (245)         (245)
                                            ---------    ---------     ---------     ---------
  Total other expense (income)                   (164)        (164)           75            75
                                            ---------    ---------     ---------     ---------
Income from continuing operations
  before income taxes                          10,125       12,185         1,480         5,940
  Provision for income taxes                    3,725        4,483           518         2,124
                                            ---------    ---------     ---------     ---------

Income from continuing operations               6,400        7,702           962         3,816
                                            ---------    ---------     ---------     ---------
Discontinued operations
   Income (loss) from discontinued
     operations, net of tax provision
     (benefit) of $204 and $(298)                 350          350          (568)         (568)

   Loss on disposal of operations, net
     of tax benefit of $0 and $0               (1,133)      (1,133)            -             -
                                            ---------    ---------     ---------     ---------

Loss from discontinued operations,
  net of tax                                     (783)        (783)         (568)         (568)
                                            ---------    ---------     ---------     ---------
Net income                                  $   5,617    $   6,919     $     394     $   3,248
                                            =========    =========     =========     =========

Income per common share:
  Basic
    Continuing operations                      $ .09        $ .10         $  .02         $ .06
    Discontinued operations                     (.01)        (.01)          (.01)         (.01)
                                               -----        -----         ------         -----
    Net income                                 $ .08        $ .09         $  .01         $ .05
                                               =====        =====         ======         =====

  Diluted
    Continuing operations                      $ .08        $ .10         $  .02          $ .06
    Discontinued operations                     (.01)        (.01)          (.01)          (.01)
                                               -----        -----         ------          -----
    Net income                                 $ .07        $ .09         $  .01          $ .05
                                               =====        =====         ======          =====

Weighted average number of shares
  outstanding - Basic                         74,446       74,446         61,959         61,959
                                            ========     ========       ========       ========
              - Diluted                       75,988       75,988         63,197         63,197
                                            ========     ========       ========       ========

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
              RECONCILIATION OF REPORTED GAAP RESULTS TO PRO FORMA
              ----------------------------------------------------
                  INCOME FROM CONTINUING OPERATIONS (UNAUDITED)
                  ---------------------------------------------
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                            For the Quarter Ended
                                            ---------------------


                                              9/30/04      9/30/03
                                              -------      -------

GAAP income from
  continuing operations                      $  6,400     $    962

Pro forma adjustments:
  Amortization of acquired
     intangible assets                          2,060        1,340
  Acquired in-process R&D                           -        3,120
  Income tax benefit                             (758)      (1,606)
                                             --------     --------
Pro forma income from
  continuing operations                      $  7,702     $  3,816
                                             ========     ========



Income per common share:
  Basic
  GAAP income from
    continuing operations after tax            $  .09       $  .02
  Pro forma adjustments, net of tax               .01          .04
                                               ------       ------
  Pro forma income from
    continuing operations after tax            $  .10       $  .06
                                               ======       ======


  Diluted
  GAAP income from
    continuing operations after tax            $  .08       $  .02
  Pro forma adjustments, net of tax               .02          .04
                                               ------       ------
  Pro forma income from
    continuing operations after tax            $  .10       $  .06
                                               ======       ======


Weighted average number of shares
  outstanding - Basic                          74,446       61,959
                                               ======       ======
              - Diluted                        75,988       63,197
                                               ======       ======

                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                   September 30,      June 30,
                                                       2004             2004
                                                   ------------     -----------
                                                            (Unaudited)
                                                          (In thousands)
ASSETS
- ------
Current assets:
    Cash and cash equivalents                       $ 108,890         $  98,502
    Accounts receivable, less allowance for
      doubtful accounts                                91,741            97,031
  Inventories                                          97,884            94,617
  Deferred income taxes                                16,638            16,774
  Assets of discontinued operations                     6,065            11,910
  Prepaid expenses and other current assets            10,976             8,646
                                                    ---------         ---------
     Total current assets                             332,194           327,480

Property, plant and equipment, net                     75,080            74,372
Assets of discontinued operations                       3,196             9,717
Other assets                                           14,202            10,932
Intangible assets with definite lives, net             39,666            40,602
Goodwill                                               84,666            88,288
                                                    ---------         ---------
      Total assets                                  $ 549,004         $ 551,391
                                                    =========         =========
LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Current liabilities:
  Current portion of long-term debt                 $  3,396          $   4,770
  Accounts payable                                    25,380             25,293
  Advance payments by customers                       11,202             11,725
  Income taxes payable                                 4,677              1,088
  Liabilities of discontinued operations               1,837              4,573
  Accrued payroll expenses                            13,858             13,966
  Accrued expenses and other current liabilities      23,108             28,200
                                                    ---------        ----------
    Total current liabilities                         83,458             89,615

Long-term debt                                         4,783              5,505
Deferred income taxes                                  8,799              9,445
Liabilities of discontinued operations                   -                3,613
Other long-term liabilities                           16,637             16,116
                                                    ---------        ----------
    Total liabilities                                113,677            124,294
                                                    ---------        ----------
Stockholders' equity:
  Preferred Stock, par value $.10 per share;
     authorized 1,000,000 shares:
     Series A Junior Participating Preferred
     Stock, par value $.10 per share,
     authorized 110,000; none issued                     -                  -
  Common Stock, par value $.10 per share;
     authorized 110,000,000 shares; issued
     74,456,000 and 74,282,000 shares                  7,446              7,428
  Additional paid-in capital                         371,635            370,491
  Accumulated other comprehensive income              12,838             11,387
  Retained earnings                                   43,422             37,805
                                                   ----------        ----------
                                                     435,341            427,111

  Less:  Treasury stock, at cost (4,000 shares)           14                 14
                                                   ----------        ----------
    Total stockholders' equity                       435,327            427,097
                                                   ----------        ----------
    Total liabilities and stockholders' equity     $ 549,004         $  551,391
                                                   ==========        ==========